UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011 (May 5, 2011)

STATE AUTO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	0-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(f)

State Auto Financial Corporation (the “Company”) has a Long-Term Incentive Plan under which grants of cash-based performance award units (“PAUs”) are made to its Named Executive Officers (“NEOs”) and other members of the Leadership Team. The value of a PAU is dependent upon the State Auto Group’s relative performance to a peer group of other property and casualty insurers (the “LTIP Peer Group”) during a three-year performance period. The value of the PAU awards to the NEOs for the three-year performance period ended December 31, 2010 (the “2008-2010 performance period”), was omitted from the Company’s definitive Proxy Statement dated April 5, 2011 (the “2011 Proxy Statement”) because, as of that date, the final LTIP Peer Group data for the 2008-2010 performance period was not available to the Company.

On May 5, 2011, the Company’s Compensation Committee approved PAU awards for the 2008-2010 performance period for the NEOs indentified in the 2011 Proxy Statement. Set forth below are the non-equity incentive compensation and total compensation for each NEO reported in the Summary Compensation Table on Page 50 of the 2011 Proxy Statement, as recalculated to include the value of the PAU awards for the 2008-2010 performance period.

Named Executive Officer	Year	Non-Equity Incentive Plan Compensation ($)(1)	Total ($)
Robert P. Restrepo, Jr.,	2010	929,986	2,857,782
Steven E. English	2010	353,144	919,608
Mark A. Blackburn	2010	521,095	1,755,154
Clyde H. Fitch	2010	331,020	846,002
James A. Yano	2010	213,312	671,017

(1)	For the 2010 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate amount of the following awards earned in 2010 by each NEO under the Long-Term Incentive Plan, the Company performance component of the LBP, the individual performance component of the LBP and the QPB:

Named Executive Officer	Long-Term Incentive Plan PAU Award ($)	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	QPB Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	401,505	344,450	173,113	10,918	929,986
Steven E. English	87,653	164,241	96,044	5,206	353,144
Mark A. Blackburn	215,325	216,707	82,194	6,869	521,095
Clyde H. Fitch	87,653	150,554	88,041	4,772	331,020
James A. Yano	60,900	94,287	53,642	4,483	213,312

Item 5.07	Submission of Matters to a Vote of Security Holders

(a)	The Company’s annual meeting of shareholders (the “2011 Annual Meeting”) was held on May 6, 2011.

(b)	The following is a brief description and vote count on all items voted on at the 2011 Annual Meeting:

Proposal One – Election of Directors.

The following persons were elected to serve as Class II directors to hold office until the 2014 annual meeting of shareholders and until a successor is elected and qualified, with each director nominee receiving the votes as indicated below:

Nominee	Shares Voted “For”	Shares Withheld	Broker Non-votes
David J. D’Antoni	35,458,558	1,266,286	2,398,706
David R. Meuse	35,577,561	1,147,283	2,398,706
S. Elaine Roberts	35,577,015	1,147,829	2,398,706

The following person was re-elected to serve as a Class III director to hold office until the 2012 annual meeting of shareholders and until a successor is elected and qualified, receiving the votes as indicated below:

Nominee	Shares Voted “For”	Shares Withheld	Broker Non-votes
Eileen A. Mallesch	36,526,735	198,109	2,398,706

Proposal Two – Amendment to the 2009 Equity Incentive Compensation Plan to eliminate the maximum number of Common Shares which may be granted to participants in a calendar year.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
31,215,083	5,293,720	216,041	2,398,706

Proposal Three – Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
38,128,359	962,201	32,990	0

Proposal Four – Advisory vote on the compensation paid to named executive officers, as disclosed in the proxy materials.

This Proposal was approved with the following vote:

Shares Voted “For”	Shares Voted “Against”	Abstentions	Broker Non-votes
30,981,402	5,505,650	237,792	2,398,706

Proposal Five – Advisory vote on the frequency of conducting future advisory votes on executive compensation.

Votes were cast as follows for the frequency indicated:

1 Year	2 Years	3 Years	Abstentions	Broker Non-votes
35,515,179	59,971	918,151	231,543	0

(c)	Not applicable.

Section 8 – Other Events

Item 8.01	Other Events.

At the Company’s Board of Directors meeting held on May 6, 2011, Paul S. Williams was re-elected as the Lead Director of the Board.

At the same Board meeting, the following directors were appointed or re-appointed to the following Board committees:

•	Audit Committee: Chairperson Eileen A. Mallesch, Thomas E. Markert, David R. Meuse, Alexander B. Trevor and Paul S. Williams

•	Compensation Committee: Chairperson Paul S. Williams, Robert E. Baker, David J. D’Antoni, David R. Meuse and S. Elaine Roberts

•	Nominating and Governance Committee: Chairperson David J. D’Antoni, Eileen A. Mallesch, David R. Meuse, Alexander B. Trevor and Paul S. Williams

•	Investment Committee: Chairperson David R. Meuse, Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert, Robert P. Restrepo, Jr., S. Elaine Roberts and Alexander B. Trevor

•	Independent Committee: Chairperson Alexander B. Trevor, Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert and S. Elaine Roberts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: May 11, 2011	By	/s/ James A. Yano
Vice President and General Counsel